                                                                   EXHIBIT 99.1


[CCA LOGO]


Contact: Karin Demler: (615) 263-3005


                       CORRECTIONS CORPORATION OF AMERICA
                      ANNOUNCES 2003 FIRST QUARTER RESULTS

NASHVILLE, Tenn. - May 8, 2003 - Corrections Corporation of America (NYSE: CXW) (the "Company") today announced its operating results for the three month period ended March 31, 2003.

For the first quarter of 2003, the Company reported net income available to common stockholders of $17.4 million, or $0.56 per diluted share, compared with a net loss available to common stockholders of $46.3 million, or $1.23 per diluted share, for the first quarter of 2002. Results for the first quarter of 2002 included the following special items:

- A tax benefit of approximately $32.2 million resulting from the enactment in March 2002 of the "Job Creation and Worker Assistance Act", enabling the Company to carryback net operating losses from 2001 to offset taxable income generated in 1997 and 1996.

- A favorable change in the fair value of derivative instruments of $3.4 million in accordance with Statement of Financial Accounting Standards No. 133.

- A non-cash charge of $80.3 million for the cumulative effect of accounting change for goodwill in accordance with Statement of Financial Accounting Standards No. 142, which established new accounting and reporting standards for goodwill and other intangible assets.

There were no special items associated with the first quarter of 2003. Excluding the above mentioned special items affecting the first quarter of 2002, the Company incurred a net loss available to common stockholders of $1.7 million, or $0.06 per diluted share. The effects of these special items are further illustrated in the following table:

                                                            THREE MONTHS ENDED MARCH 31,
                                                            ----------------------------
                                                              2003               2002
                                                            --------           ---------

Net income (loss) available to common stockholders          $ 17,422           $(46,329)
Income tax benefit                                                --            (32,224)
Change in fair value of derivative instruments                    --             (3,411)
Cumulative effect of accounting change                            --             80,276
                                                            --------           --------
                                                            $ 17,422           $ (1,688)
                                                            ========           ========

Per diluted share                                           $   0.56           $  (0.06)
                                                            ========           ========

Operating income for the first quarter of 2003 increased to $42.3 million compared with $29.7 million for the first quarter of 2002. EBITDA for the first quarter of 2003 increased to $55.1 million compared with $45.3 million for the first quarter of 2002. The increases in EBITDA and operating income were generated by higher occupancy levels and operating margins. Adjusted free cash flow also increased for the first quarter of 2003 to $30.5 million compared with $16.4 million for the year earlier period. In addition to higher occupancy levels and operating margins, the increase in adjusted free cash flow was further driven primarily by lower interest expense resulting from the positive effects of the refinancing of the Company's senior debt in May 2002 combined with a lower interest rate environment. Please refer to the Calculation of Adjusted Free Cash Flow and EBITDA following the financial statements herein.


                                    -More-

CCA 2003 First Quarter Results
May 8, 2003
Page 2


OPERATIONS UPDATE

For the quarters ended March 31, 2003 and 2002, key operating statistics for the continuing operations of the Company were as follows:

                                                     THREE MONTHS ENDED MARCH 31,
                                                    -------------------------------
              Metric                                   2003                 2002
                                                    ----------           ----------

Average Available Beds                                  58,505               57,112
Average Compensated Occupancy                             91.6%                86.9%
Total Compensated Man-Days                           4,823,163            4,466,157

Revenue per Compensated Man-Day                     $    50.78           $    49.17
                                                    ----------           ----------
Operating Expense per Compensated Man-Day:
   Fixed                                                 27.91                28.58
   Variable                                               9.59                 9.66
                                                    ----------           ----------
   Total                                                 37.50                38.24
                                                    ----------           ----------

Operating Margin per Compensated Man-Day            $    13.28           $    10.93
                                                    ==========           ==========

Operating Margin                                          26.1%                22.2%

Total revenues for the first quarter of 2003 increased 11.5% to $250.3 million from $224.4 million in the prior year first quarter, as total compensated man-days increased to 4.82 million from 4.47 million. The Company experienced increases in revenues from each of its major customer classes - federal, state and local - as average compensated occupancy for the first quarter of 2003 increased to 91.6% from 86.9% in the prior year first quarter. The Company's revenue per compensated man-day for the first quarter of 2003 increased to $50.78 compared with $49.17 in the prior year first quarter, representing the eighth consecutive quarterly increase in revenue per compensated man-day.

Operating margins increased to $13.28 per compensated man-day in the first quarter of 2003 from $10.93 per compensated man-day in the prior year first quarter while the operating margin ratio improved to 26.1% compared with 22.2% for the same period in the prior year. Operating expense per compensated man-day actually declined to $37.50 from $38.24 during the prior year period, attributable primarily to better expense management in staffing and benefits, food, utilities and medical expense. Operating margins during the first quarter were also favorably impacted by the take-or-pay contract at the Company's McRae, Georgia facility, which was 53% occupied as of March 31, 2003 but for which the Company received payment at a guaranteed 95% rate. After taking into account the first quarter effects of the McRae facility, the Company believes that operating margins of approximately 25% are sustainable for the balance of the year.

Commenting on the first quarter results, President and CEO John Ferguson stated, "The Company has just completed a solid first quarter reflecting substantial increases in earnings per share, EBITDA and adjusted free cash flow. The results were driven by significant increases in revenues and occupancy, our ongoing efforts to reduce operating expenses and lower interest costs brought about by our 2002 refinancing and a favorable interest rate environment." Ferguson continued, "Our increasing occupancies provide evidence of our belief that the industry environment of ongoing prison overcrowding combined with the budget difficulties faced by our state and federal customers will provide opportunities for the Company to fill its remaining beds as well as to add additional capacity in appropriate situations."

TRANSACTIONS UPDATE

On April 2, 2003, the Company initiated a series of transactions intended to enhance its capital structure and to provide it with additional financing flexibility that the Company believes will enable it to more effectively execute its business objectives in the future.


                                    -More-

CCA 2003 First Quarter Results
May 8, 2003
Page 3


Common Stock Offering. On May 7, 2003, the Company completed the sale and issuance of 6,400,000 shares of common stock at a price of $19.50 per share, resulting in net proceeds to the Company of approximately $117.3 million, after the estimated payment of costs associated with the issuance. A selling stockholder of the Company also sold 1,200,000 shares of common stock in the offering. In addition, the underwriters exercised an over-allotment option to purchase an additional 1,140,000 shares from the selling stockholder. The Company did not receive any proceeds from the sale of shares from the selling stockholder.

Note Offering. Concurrently with the common stock offering, the Company also completed the sale and issuance of $250.0 million aggregate principal amount of senior notes due 2011. The new senior notes bear interest at the rate of 7.5% per annum and will mature on May 1, 2011.

Proceeds from the common stock and note offerings have and will be used to complete the following:

Purchase of Shares of Common Stock Issuable Upon Conversion of $40.0 Million Notes. Pursuant to the terms of an agreement by and among the Company and Income Opportunity Fund I, LLC, Millennium Holdings II LLC and Millennium Holdings III LLC (collectively referred to herein as "MDP"), MDP converted the $40.0 million aggregate principal amount of the Company's convertible subordinated notes due 2008 with a stated rate of 10% plus contingent interest accrued at 5.5% into 3,362,899 shares of the Company's common stock and sold such shares to the Company. The aggregate purchase price of the MDP shares, inclusive of accrued interest of $15.5 million, was approximately $81.1 million.

Tender Offer for Series B Preferred Stock. On April 2, 2003, the Company announced an offer to purchase up to 90% of its 4.7 million shares of outstanding series B preferred stock. The offer price for the series B preferred stock (inclusive of all accrued and unpaid dividends) is $26.00 per share. The offer to purchase is scheduled to expire at 12:00 midnight, New York City time, on May 13, 2003, unless extended by the Company. Any shares of series B preferred stock tendered on or before the expiration of the offer to purchase will be purchased by the Company promptly following the expiration of the offer to purchase. As of May 7, 2003, approximately 3.7 million shares of series B preferred stock had been tendered and not withdrawn.

Redemption of Series A Preferred Stock. Immediately following consummation of the common stock and the note offerings, the Company gave notice to the holders of its outstanding series A preferred stock that 4,000,000 shares of the series A preferred stock will be redeemed at a redemption price equal to $25.00 per share, plus accrued and unpaid dividends to the redemption date. There are currently 4,300,000 shares of series A preferred stock outstanding with a liquidation value of $107.5 million. The redemption will be made pro rata among the holders of such outstanding shares and is expected to be completed in June 2003.

Payments on and Amendments to Senior Secured Bank Credit Facility. The Company used the estimated remaining net proceeds of the common stock and note offerings after application as described above, combined with $25.3 million of cash on hand, to pay-down $100.0 million outstanding under the term loan portions of the senior secured bank credit facility. The Company received the requisite consent of the lenders under its senior secured bank credit facility to complete these transactions, and in connection with the consent, obtained modifications to certain covenants under the facility to generally provide the Company with additional borrowing capacity and operational flexibility.

Upon completion of the transactions described above, and assuming approximately 80% of the series B preferred shareholders tender their stock, the Company will have approximately 34.6 million shares of its common stock outstanding, approximately 0.9 million shares of its series B preferred stock outstanding and approximately 0.3 million shares of its series A preferred stock outstanding.


                                    -More-

CCA 2003 First Quarter Results
May 8, 2003
Page 4


CONTRACT UPDATE

During the fourth quarter of 2002, the Company was notified by the State of Florida of its intention to terminate the Company's contract to manage the 96-bed Okeechobee Juvenile Offender Correctional Center upon the expiration of a short-term extension to the existing management contract, which expired in December 2002. Upon termination, which occurred March 1, 2003, the operation of the facility was transferred to the State of Florida. During the first quarter 2003, the Okeechobee facility generated revenues of $0.8 million and incurred operating expenses of $0.7 million. These results are reported as discontinued operations.

On March 18, 2003, the Company was notified by the Department of Corrections of the Commonwealth of Virginia of its intention to terminate the Company's contract to manage the 1,500-bed Lawrenceville Correctional Center upon the expiration of the contract on March 22, 2003. This termination occurred on March 22, 2003. During the first quarter 2003, the Lawrenceville facility generated revenues of $4.6 million and incurred operating expenses of $5.3 million. These results are also reported as discontinued operations.

BUSINESS OUTLOOK

The Company provided initial EBITDA guidance for the first quarter and full year 2003 in the range of $49 to $51 million and $206 to $210 million, respectively. On April 2, 2003, the Company revised its guidance announcing it expected first quarter EBITDA to be in the range of $54 to $55 million and full year 2003 to fall in the range of $215 to $220 million. The Company expects EBITDA for the second quarter 2003 to be in the range of $53 to $55 million, with estimates for the full year unchanged from its April guidance. These results reflect an expected non-cash gain of approximately $2.9 million associated with the issuance and extinguishment of a promissory note expected to occur during the second quarter of 2003 in connection with the settlement of the state portion of the Company's stockholder litigation, offset by a charge of approximately $3.0 million in connection with the aforementioned recapitalization transactions.

RECONCILIATION OF GUIDANCE TO GAAP

The following disclosure is provided to supplement other disclosures herein to comply with new Securities and Exchange Commission ("SEC") rules and regulations regarding the reporting of non-GAAP financial information:

Since depreciation and amortization expense is included in the Company's operating income, as computed in accordance with generally accepted accounting principles, or "GAAP", but is not included in EBITDA, depreciation and amortization expense is the primary difference between EBITDA and operating income. Depreciation and amortization expense is expected to range from approximately $12.9 million to $13.4 million for the second quarter of 2003 and from $52 million to $54 million for the year ending December 31, 2003. In addition, the Company may incur unrealized foreign currency gains and losses associated with a note receivable denominated in British Pounds, gains and losses on the disposal of assets, equity in income and losses in joint venture, and other income and expenses, which also affect EBITDA but not operating income. However, the Company currently does not expect these income and expense items to be material during 2003. The Company can provide no assurance that these amounts will not be material, or that the Company will not enter into transactions that will have a material impact on EBITDA or operating income.

SUPPLEMENTAL FINANCIAL INFORMATION

The Company has made available on its website supplemental financial information and other data for the first quarter of 2003. The Company does not undertake any obligation, and disclaims any duty, to update any of the information disclosed in this report. You may access this information under the investor section of the Company's website at www.correctionscorp.com.


                                    -More-

CCA 2003 First Quarter Results
May 8, 2003
Page 5


WEBCAST TODAY

The Company will host a webcast conference call today at 12:30 p.m., Central Time, to discuss its first quarter results. This discussion will be webcasted live and archived on the Company's website, www.correctionscorp.com, under the Investor Section. A replay will be available beginning today at 3:30 p.m., Central Time, and ending at 5:00 p.m., Central Time, on May 14, 2003 through the Company's website, or by dialing 1-888-203-1112, pass code 252463.

ABOUT THE COMPANY

The Company is the nation's largest owner and operator of privatized correctional and detention facilities and one of the largest prison operators in the United States, behind only the federal government and four states. The Company currently operates 59 facilities, including 38 company-owned facilities, with a total design capacity of approximately 59,000 beds in 20 states and the District of Columbia. The Company specializes in owning, operating and managing prisons and other correctional facilities and providing inmate residential and prisoner transportation services for governmental agencies. In addition to providing the fundamental residential services relating to inmates, the Company's facilities offer a variety of rehabilitation and educational programs, including basic education, religious services, life skills and employment training and substance abuse treatment. These services are intended to reduce recidivism and to prepare inmates for their successful re-entry into society upon their release. The Company also provides health care (including medical, dental and psychiatric services), food services and work and recreational programs.

FORWARD-LOOKING STATEMENTS

This press release contains statements as to the Company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) fluctuations in the Company's operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (ii) changes in the privatization of the corrections and detention industry, the public acceptance of the Company's services and the timing of the opening of new prison facilities and the renewal of existing contracts; and (iii) general economic and market conditions. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the SEC.

The Company takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.


                                    -More-

CCA 2003 First Quarter Results
May 8, 2003
Page 6


              CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
         (UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                ASSETS                                                       MARCH 31,            December 31,
                                                                                                2003                   2002
                                                                                             -----------           -----------

Cash and cash equivalents                                                                    $    69,955           $    65,406
Restricted cash                                                                                   13,577                 7,363
Accounts receivable, net of allowance of $1,562 and $1,344, respectively                         125,969               119,197
Income tax receivable                                                                             33,426                32,499
Prepaid expenses and other current assets                                                          6,329                12,299
Current assets of discontinued operations                                                         11,772                17,583
                                                                                             -----------           -----------
         Total current assets                                                                    261,028               254,347

Property and equipment, net                                                                    1,591,119             1,551,781

Investment in direct financing lease                                                              18,204                18,346
Goodwill                                                                                          20,294                20,902
Other assets                                                                                      27,085                28,211
Non-current assets of discontinued operations                                                         --                   484
                                                                                             -----------           -----------

         Total assets                                                                        $ 1,917,730           $ 1,874,071
                                                                                             ===========           ===========

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses                                                        $   147,515           $   151,516
Income tax payable                                                                                 4,688                 3,685
Distributions payable                                                                              2,150                 5,330
Current portion of long-term debt                                                                 24,107                23,054
Current liabilities of discontinued operations                                                     1,846                 2,381
                                                                                             -----------           -----------
         Total current liabilities                                                               180,306               185,966

Long-term debt, net of current portion                                                           956,515               932,905
Other liabilities                                                                                 22,482                21,202
                                                                                             -----------           -----------
         Total liabilities                                                                     1,159,303             1,140,073
                                                                                             -----------           -----------

Commitments and contingencies

Preferred stock - $0.01 par value; 50,000 shares authorized:
   Series A - 4,300 shares issued and outstanding; stated at liquidation
     preference of $25.00 per share                                                              107,500               107,500
   Series B - 4,672 and 4,408 shares issued and outstanding at March 31, 2003 and
     December 31, 2002, respectively; stated at liquidation preference of $24.46
     per share                                                                                   114,281               107,831
Common stock - $0.01 par value; 80,000 shares authorized; 28,103 and 27,986 shares issued and outstanding at March 31, 2003 and December 31, 2002,
     respectively                                                                                    281                   280
Additional paid-in capital                                                                     1,344,822             1,343,066
Deferred compensation                                                                             (2,779)               (1,604)
Retained deficit                                                                                (804,689)             (822,111)
Accumulated other comprehensive loss                                                                (989)                 (964)
                                                                                             -----------           -----------
         Total stockholders' equity                                                              758,427               733,998
                                                                                             -----------           -----------

         Total liabilities and stockholders' equity                                          $ 1,917,730           $ 1,874,071
                                                                                             ===========           ===========


                                    -More-

CCA 2003 First Quarter Results
May 8, 2003
Page 7


              CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         (UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                      FOR THE THREE MONTHS ENDED
                                                                                                MARCH 31,
                                                                                     -----------------------------
                                                                                       2003                 2002
                                                                                     ---------           ---------

REVENUE:
  Management and other                                                               $ 249,381           $ 223,480
  Rental                                                                                   923                 947
                                                                                     ---------           ---------
                                                                                       250,304             224,427
                                                                                     ---------           ---------
EXPENSES:
  Operating                                                                            185,507             175,344
  General and administrative                                                             9,537               7,191
  Depreciation and amortization                                                         12,913              12,146
                                                                                     ---------           ---------
                                                                                       207,957             194,681
                                                                                     ---------           ---------

OPERATING INCOME                                                                        42,347              29,746
                                                                                     ---------           ---------

OTHER (INCOME) EXPENSE:
  Equity in (earnings) loss of joint venture                                                90                (117)
  Interest expense, net                                                                 17,722              28,886
  Change in fair value of derivative instruments                                            --              (3,411)
  Gain on disposal of assets                                                               (16)                 (3)
  Unrealized foreign currency transaction loss                                             127                  95
                                                                                     ---------           ---------
                                                                                        17,923              25,450
                                                                                     ---------           ---------

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND CUMULATIVE
  EFFECT OF ACCOUNTING CHANGE                                                           24,424               4,296

   Income tax benefit                                                                      170              32,769
                                                                                     ---------           ---------

INCOME FROM CONTINUING OPERATIONS BEFORE CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE                                                                     24,594              37,065

   Income (loss) from discontinued operations, net of taxes                             (1,692)              1,959
   Cumulative effect of accounting change                                                   --             (80,276)
                                                                                     ---------           ---------

NET INCOME (LOSS)                                                                       22,902             (41,252)

  Distributions to preferred stockholders                                               (5,480)             (5,077)
                                                                                     ---------           ---------

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS                                   $  17,422           $ (46,329)
                                                                                     =========           =========

BASIC EARNINGS (LOSS) PER SHARE:
  Income from continuing operations before cumulative effect of accounting
    change                                                                           $    0.69           $    1.16
  Income (loss) from discontinued operations, net of taxes                               (0.06)               0.07
  Cumulative effect of accounting change                                                    --               (2.91)
                                                                                     ---------           ---------
   Net income (loss) available to common stockholders                                $    0.63           $   (1.68)
                                                                                     =========           =========

DILUTED EARNINGS (LOSS) PER SHARE:
  Income from continuing operations before cumulative effect of accounting
     change                                                                          $    0.61           $    0.96
  Income (loss) from discontinued operations, net of taxes                               (0.05)               0.06
  Cumulative effect of accounting change                                                    --               (2.25)
                                                                                     ---------           ---------
   Net income (loss) available to common stockholders                                $    0.56           $   (1.23)
                                                                                     =========           =========


                                    -More-

CCA 2003 First Quarter Results
May 8, 2003
Page 8


              CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
                       SUPPLEMENTAL FINANCIAL INFORMATION
                    CALCULATION OF EARNINGS (LOSS) PER SHARE
         (UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               FOR THE THREE MONTHS ENDED
                                                                                        MARCH 31,
                                                                               ---------------------------
                                                                                 2003               2002
                                                                               --------           --------

NUMERATOR
BASIC:
   Income from continuing operations before cumulative effect of
     accounting change and after preferred stock distributions                 $ 19,114           $ 31,988
   Income (loss) from discontinued operations, net of taxes                      (1,692)             1,959
   Cumulative effect of accounting change                                            --            (80,276)
                                                                               --------           --------
     Net income (loss) available to common stockholders                        $ 17,422           $(46,329)
                                                                               ========           ========

DILUTED:
   Income from continuing operations before cumulative effect of
     accounting change and after preferred stock distributions                 $ 19,114           $ 31,988
   Interest expense applicable to convertible notes                               2,630              2,485
   Diluted income from continuing operations before cumulative effect
     of accounting change and after preferred stock distributions                21,744             34,473
   Income (loss) from discontinued operations, net of taxes                      (1,692)             1,959
   Cumulative effect of accounting change                                            --            (80,276)
                                                                               --------           --------
     Diluted net income (loss) available to common stockholders                $ 20,052           $(43,844)
                                                                               ========           ========

DENOMINATOR
BASIC:
   Weighted average common shares outstanding                                    27,714             27,641
                                                                               ========           ========

DILUTED:
   Weighted average common shares outstanding                                    27,714             27,641
   Effect of dilutive securities:
     Stock options and warrants                                                     667                656
     Stockholder litigation                                                         310                310
     Convertible notes                                                            6,733              6,747
     Restricted stock-based compensation                                            222                248
                                                                               --------           --------
   Weighted average shares and assumed conversions                               35,646             35,602
                                                                               ========           ========

BASIC EARNINGS (LOSS) PER SHARE:
   Income from continuing operations before cumulative effect of
     accounting change and after preferred stock distributions                 $   0.69           $   1.16
   Income (loss) from discontinued operations, net of taxes                       (0.06)              0.07
   Cumulative effect of accounting change                                            --              (2.91)
                                                                               --------           --------
     Net income (loss) available to common stockholders                        $   0.63           $  (1.68)
                                                                               ========           ========

DILUTED EARNINGS (LOSS) PER SHARE:
   Income from continuing operations before cumulative effect of
      accounting change and after preferred stock distributions                $   0.61           $   0.96
   Income (loss) from discontinued operations, net of taxes                       (0.05)              0.06
   Cumulative effect of accounting change                                            --              (2.25)
                                                                               --------           --------
     Net income (loss) available to common stockholders                        $   0.56           $  (1.23)
                                                                               ========           ========


                                    -More-

CCA 2003 First Quarter Results
May 8, 2003
Page 9


              CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
                       SUPPLEMENTAL FINANCIAL INFORMATION
               CALCULATION OF ADJUSTED FREE CASH FLOW AND EBITDA
         (UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                     FOR THE THREE MONTHS ENDED
                                                                                             MARCH 31,
                                                                                    ---------------------------
                                                                                      2003               2002
                                                                                    --------           --------

Pre-tax income (loss) available to common stockholders                              $ 17,252           $(79,098)
Cumulative effect of accounting change                                                    --             80,276
Income taxes paid                                                                         (6)               (30)
Depreciation and amortization                                                         12,913             12,146
Depreciation and amortization for discontinued operations                              1,074                312
Income tax expense for discontinued operations                                            --              1,036
Amortization of debt costs and other non-cash interest                                 1,387              6,186
Change in fair value of derivative instruments                                            --             (3,411)
Series B preferred stock dividends satisfied with series B preferred stock             3,330              2,927
Maintenance capital expenditures                                                      (5,482)            (3,902)
                                                                                    --------           --------

ADJUSTED FREE CASH FLOW                                                             $ 30,468           $ 16,442
                                                                                    ========           ========
ADJUSTED FREE CASH FLOW PER SHARE:
   BASIC                                                                            $   1.10           $   0.59
                                                                                    ========           ========
   DILUTED                                                                          $   0.93           $   0.53
                                                                                    ========           ========


                                                        FOR THE THREE MONTHS ENDED
                                                                  MARCH 31,
                                                        ---------------------------
                                                          2003               2002
                                                        --------           --------

Operating income                                        $ 42,347           $ 29,746
Depreciation and amortization                             12,913             12,146
Equity in earnings (loss) of joint venture                   (90)               117
Change in fair value of derivative instruments                --              3,411
Gain on disposal of assets                                    16                  3
Unrealized foreign currency transaction loss                (127)               (95)
                                                        --------           --------
EBITDA                                                  $ 55,059           $ 45,328
                                                        ========           ========

EBITDA and adjusted free cash flow are presented because the Company believes they are frequently used by the Company's lenders, security analysts, investors and other interested parties to evaluate the Company's operating results and its ability to service debt. However, other companies may calculate EBITDA and adjusted free cash flow differently than the Company does, and therefore comparability may be limited. EBITDA and adjusted free cash flow are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities or as a measure of liquidity or an alternative to net income as indicators of the Company's operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company's combined and consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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